UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 1999


                        DELTA MILLS, INC.
    (Exact name of registrant as specified in its charter)


SOUTH CAROLINA                        333-376-17           13-2677657
(State or other jurisdiction of      (Commission         (I.R.S. Employer
 Incorporation or organization)       File Number)      Identification No.)


     233 North Main Street
     Hammond Square, Suite 200
     Greenville, South Carolina                              29601
     (Address of principal executive offices)             (Zip Code)


                                   864\232-8301
             Registrant's telephone number, including area code


                              Not Applicable
       Former name, former address and former fiscal year, if changed since last report.


Item 5.  Other Events.

On February 8, 1999, Delta Woodside Industries, Inc. ("Delta Woodside") which indirectly owns all the outstanding shares of Delta Mills, Inc. (the "Registrant"), issued a press release announcing that Delta Woodside's Board of Directors had approved a plan to effect a major restructuring of Delta Woodside, which would involve the spin-off to Delta Woodside's shareholders of each of Delta Woodside's two apparel divisions, leaving the Registrant, and its operating division, Delta Mills Marketing Company, in Delta Woodside. Simultaneously with the spin-off, Delta Woodside would be sold to a third party buyer not yet identified. Under this plan, shareholders of Delta Woodside would receive, for their shares of Delta Woodside, shares of each of the new spun-off apparel companies and cash for their post spin-off Delta Woodside shares.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 7.  Financial Statements and Exhibits

(c)   Exhibits

     Exhibit No.                                Description

       99.1                        Press release dated February 8, 1999.


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DELTA MILLS, INC.
                                             (Registrant)




Date       February 9, 1999                /s/ Robert W. Humphreys
                                           Robert W. Humphreys
                                           Vice President-Finance



                                Exhibit Index

The following exhibit is filed herewith:

Exhibit No.                        Description

  99.1                   Press release dated February 8, 1999